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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-_____) and related Prospectus of Gulf South Medical Supply, Inc. for the registration of 450,000 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1996, except for Note 2, as to which the date is April 19, 1996, with respect to the financial statements of Gulf South Medical Supply, Inc. for the year ended December 31, 1995, included in its Registration Statement (Form S-3, No. 333-03073), effective with the Securities and Exchange Commission on June 6, 1996.

                                        ERNST & YOUNG LLP

Jackson, Mississippi
January 24, 1997